EXHIBIT 99.1

Date:   January 22, 2008, Immediate Release

Press Release

SOURCE: Uni-Pixel, Inc.

Uni-Pixel announces addition of

Dr. Robert Petcavich further building its team

The Woodlands, TX (January 22, 2008)  —  Uni-Pixel, Inc. (OTCBB: UNXL), the developer of flat panel color display technology called Time Multiplexed Optical Shutter (“TMOS”), today announced that Dr. Robert Petcavich has joined the Company as Vice President in charge of the development and production of its Opcuity™ Active Layer films.  Dr. Petcavich brings experience gained from the start up and transition to commercialization of several key technologies within a number of companies acting in a variety of senior technology and managerial roles.  Dr. Petcavich’s combined experience in the display arena, polymer science, and as a senior executive brings a breadth and depth of expertise to UniPixel’s team that have been demonstrated in the past three months he has been consulting to the Company.  Dr. Petcavich has twenty-four issued patents to his credit with fifteen additional patent applications pending.

Within the research and development team, Dr. Petcavich joins a set of additional new team members that include; Dr. James Smith a physical chemist formerly of Permacharge Corp., Dr. Ram Ramakrishnan a materials scientist formerly of Qualcomm’s MEMS group, and Dr. Martin Kykta an optical physicist formerly of Microvision.  Within the engineering team new members include; Dr. George Chang an applied chemist who joins UniPixel as a program manager for materials formerly of Dell, Inc., Mr. Ken Frame who joins as a program manager for mechanical engineering and electronics formerly of Hewlett Packard, Ms. Jennifer Kong who joins as a mechanical engineer formerly of Synaptics, and Mr. Leonard Urbanovsky who joins as an electrical engineer from Safety Vision.

Mr. Reed Killion, President of UniPixel, stated the following: “With our recent achievements during the latter part of 2007 the time had come to build out our team to provide deeper expertise and additional bandwidth in various disciplines.  We believe that we have found a group of all-stars that can help to carry UniPixel to the next level as we continue to advance TMOS development and to grow the Company.  This group of exceptional individuals melds well with the talent that has built TMOS to date while filling in with the skill sets and experience that can really benefit us.  I couldn’t be more thrilled that Dr. Petcavich has decided to join us full time as a senior executive as his initial contributions as a consultant thus far have been outstanding.”

About Uni-Pixel, Inc.

Uni-Pixel, Inc. is a development stage corporation that has developed, patented, and is working to commercialize a new flat panel color display technology it calls Time Multiplexed Optical Shutter (“TMOS”). The Company’s corporate headquarters are located in The Woodlands, TX. For further information, please see http://www.unipixel.com.

DISCLAIMER

All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1 “Risk Factors” in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any

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intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006, as well as other public filings with the SEC since such date.

For further information contact:

Uni-Pixel, Inc. Investor Relations:

Jim Tassone, 281-825-4503

Email: jtassone@unipixel.com

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